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                                                                    EXHIBIT 10.1

                                STOCK OPTION PLAN

                     RITCHIE BROS. AUCTIONEERS INCORPORATED


                                    ARTICLE 1
                                     PURPOSE

The purpose of this Stock Option Plan is to promote the interests of Ritchie Bros. Auctioneers Incorporated (the "Company") by:

    (a) furnishing certain directors, officers, employees of the Company and its subsidiaries or other persons as the Compensation Committee may approve with greater incentive to further develop and promote the business and financial success of the Company;

    (b) furthering the identity of interests of persons to whom options may be granted with those of the shareholders of the Company generally through share ownership in the Company; and

    (c) assisting the Company in attracting, retaining and motivating its directors, officers and employees.

The Company believes that these purposes may best be effected by granting options to acquire common shares without par value in the capital of the Company.


                                    ARTICLE 2
                                 INTERPRETATION

In this Plan, unless there is something in the subject matter or context inconsistent therewith:

    (a) "Associate" has the meaning ascribed thereto under the Securities Act (British Columbia) as from time to time amended, supplemented or re-enacted;

    (b) "Common Shares" means the common shares without par value in the capital of the Company;

    (c) "Eligible Persons" means directors, officers or employees of the Company or of any of its subsidiaries or an individual employed by a person providing management services to the Company or any other persons as approved by the Compensation Committee and an "Eligible Person" shall have a corresponding meaning;

    (d) "Incentive Stock Option" means an Option to purchase Common Shares with the intention that it qualify as an "incentive stock option" as that term is defined in
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         Section 422 of the U.S. Internal Revenue Code, such intention being evidenced by the resolutions of the directors at the time of grant;

    (e)  "Insider" of the Company means:

            (i) an insider as defined in the Securities Act (British Columbia), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company, and

           (ii)   an Associate of any person who is an Insider by virtue of (i);

    (f) "Options" means stock options granted hereunder to purchase Common Shares from treasury;

    (g) "Outstanding Common Shares" at the time of any share issuance or grant of Options means the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Options in question, on a non-diluted basis, excluding Common Shares issued pursuant to share compensation arrangements over the preceding one-year period, or such other number as may be determined under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges;

    (h) "Nonqualified Stock Option" means an Option to purchase Common Shares other than an Incentive Stock Option;

    (i) "Plan" means this Stock Option Plan, as the same may from time to time be supplemented or amended and in effect;

    (j) "subsidiary" has the meaning assigned thereto under the Securities Act (British Columbia) as the same may from time to time be amended or re-enacted;

    (k) "Stock Exchanges" means such stock exchanges or other organized market on which the Common Shares are listed or posted for trading; and

    (l) "Trading Day", with respect to any Stock Exchange, means a day on which securities may be traded through the facilities of such Stock Exchange.

Any question arising as to the interpretation of this Plan will be determined by the Compensation Committee (as hereinafter defined) and, absent manifest error, such determination will be conclusive and binding on the Company and all Optionees.


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                                    ARTICLE 3
                             EFFECTIVE DATE OF PLAN

The effective date (the "Effective Date") of this Plan is July 30, 1997, the date on which the Plan was deemed to be adopted by the board of directors (the "Board of Directors") of the Company.


                                    ARTICLE 4
                             ADMINISTRATION OF PLAN

This Plan will be administered by a committee (the "Compensation Committee") of the Board of Directors, consisting of two or more directors, as constituted from time to time charged with, among other things, the administration of this Plan (provided that if at any such time such a committee has not been appointed by the Board of Directors, this Plan will be administered by the Board of Directors, and in such event references herein to the Compensation Committee shall be construed to be a reference to the Board of Directors).

The Board of Directors will take such steps which in its opinion are required to ensure that the Compensation Committee has the necessary authority to fulfil its functions under this Plan.


                                    ARTICLE 5
                                   REGULATIONS

The Compensation Committee may from time to time establish such regulations, make such determinations and interpretations and take such steps in connection with this Plan which, in its opinion, are necessary or desirable for the administration of this Plan.

                                    ARTICLE 6
                              COMPLIANCE WITH LAWS

The Compensation Committee may from time to time take such steps and require such documentation from Eligible Persons which in its opinion are necessary or desirable to ensure compliance with all applicable laws, the bylaws, rules and regulations of any Stock Exchanges.

The Compensation Committee may also from time to time take such steps which in its opinion are necessary or desirable to restrict the transferability of any Common Shares acquired on the exercise of any Option in order to ensure such compliance, including, where applicable, the endorsement of a legend on any certificate representing Common Shares acquired on the exercise of any Option to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada or the United States.


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                                    ARTICLE 7
                          COMMON SHARES SUBJECT TO PLAN

The number of common shares subject to the Plan (upon the exercise of the Options) shall be subject to the following restrictions the maximum number of Common Shares reserved for issuance pursuant to the Plan may not exceed 1,500,000 Common Shares.

The Board of Directors will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Options.

Upon the expiry or termination of an Option which has not been exercised in full, the number of Common Shares reserved for issuance under that Option but which have not been issued shall become available for issue for the purpose of additional Options which may be granted under this Plan.

Nothing herein or otherwise shall be construed so as to confer on any Optionee any rights as a shareholder of the Company with respect to any Common Shares reserved for the purpose of any Option.


                                    ARTICLE 8
                                GRANT OF OPTIONS

Subject to the rules set out below, the Compensation Committee (or in the case of any proposed grantee who is a member of the Compensation Committee, the Board of Directors) may from time to time grant to any Eligible Person one or more Options as the Compensation Committee deems appropriate:

    (a) Date Option Granted. The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Compensation Committee authorizes the grant of such Option or such other date as may be specified by the Compensation Committee at the time of such authorization.

    (b) Number of Common Shares. The number of Common Shares that may be purchased under any Option will be determined by the Compensation Committee, provided that such number may not be greater than the maximum number permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges. An Optionee, at the time of granting an Option, may hold more than one Option.

    (c) Exercise Price. The exercise price (the "Exercise Price") per Common Share under each Option will be determined by the Compensation Committee, provided


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         that such price may not be less than the lowest price permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges.

    (d) Option Agreements. Each Option will be evidenced by an agreement (the "Option Agreement") which incorporates such terms and conditions as the Compensation Committee in its discretion deems appropriate and consistent with the provisions of this Plan. Each Option Agreement will be executed by the Eligible Person to whom the Option is granted (the "Optionee") and on behalf of the Company by any member of the Compensation Committee or the President of the Company or such other person as the Compensation Committee may designate for such purpose.

    (e)  Expiry of Options. Each Option will expire on the earlier of:

           (i) the date determined by the Compensation Committee and specified in the Option Agreement pursuant to which such Option is granted, provided that such date may not be later than the earlier of (A) the date which is the tenth anniversary of the date on which such Option is granted and
                  (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges;

           (ii) in the event the Optionee ceases to be an Eligible Person for any reason, other than death of the Optionee, such period of time after the date on which the Optionee ceases to be an Eligible Person as may be specified by the Compensation Committee, and which period will be specified in the Stock Option Agreement with respect to such Option;

           (iii) in the case of the death of an Optionee prior to: (A) the Optionee ceasing to be an Eligible Person; or (B) the date which is the number of days specified by the Compensation Committee pursuant to subparagraph (ii) above from the date on which the Optionee ceased to be an Eligible Person; the date which is the 180th day after the date of death of such Optionee or such other date as may be specified by the Compensation Committee and which period will be specified in the Option Agreement with respect to such Option; and

           (iv) notwithstanding the foregoing provisions of subparagraphs (ii) and (iii) of this paragraph 8(e), the Compensation Committee may, subject to regulatory approval, at any time prior to expiry of an Option extend the period of time within which an Option held by a deceased Optionee may be exercised or within which an Option may be exercised by an Optionee who has ceased to be an Eligible Person, but such an extension shall not be granted beyond the original expiry date of the option as provided for


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                  in subparagraph (i) above.

    (f) Non-Transferability of Options. Each Option Agreement will provide that the Option granted thereunder is not transferable or assignable and may be exercised only by the Optionee or, in the event of the death of the Optionee or the appointment of a committee or duly appointed attorney of the Optionee or of the estate of the Optionee on the grounds that the Optionee is incapable, by reason of physical or mental infirmity, of managing their affairs, the Optionee's legal representative or such committee or attorney, as the case may be (the "Legal Representative").

    (g) Exercise of Options. Subject to the provisions of paragraph (h) below, the Compensation Committee may impose such limitations or conditions on the exercise or vesting of any Option as the Compensation Committee in its discretion deems appropriate. Each Option Agreement will provide that the Option granted thereunder may be exercised only by notice signed by the Optionee or the Legal Representative of the Optionee and accompanied by full payment for the Common Shares being purchased. Such consideration must be paid in cash or by check unless the Compensation Committee in its sole discretion permits, either at the time the Option is granted or at any time before it is exercised, a combination of cash and check or any other form of consideration. In the event of the exercise of any Option by the Legal Representative of the Optionee, the Legal Representative shall also deliver to the Company evidence satisfactory to the Company of the Legal Representative's authority to do so. The Compensation Committee may in its discretion incorporate into any Option Agreement terms which will, notwithstanding the time or times specified in such Option Agreement for the exercise of the Option granted thereunder, allow the Optionee to elect to purchase all or any of the Common Shares then subject to such Option if the Compensation Committee in its discretion determines to permit the Optionee to exercise the Option in respect of such Common Shares.

    (h) Formal Bids and Extraordinary Distributions. Each Option Agreement will provide that in the event of:

           (i) a formal bid (as defined in Part 13 of the Securities Act (British Columbia) in force on the Effective Date) being made for any Common Shares; or

           (ii) a distribution referred to in paragraph 1(3) of Schedule "A" attached to this Plan being proposed which would result in the fraction calculated pursuant to clause (f) thereof being a negative number, the Optionee may, notwithstanding the time or times specified in such Option Agreement for the exercise of the Option granted thereunder, elect to purchase


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         all or any of the Common Shares then subject to such Option for the purpose of tendering such Common Shares under such formal bid or participating in such distribution, provided that the Compensation Committee may take such steps and require such documentation from the Optionee which in its opinion are necessary to ensure that such Common Shares are purchased for such purpose.

    (i) Going Private Transactions. Each Option Agreement will provide that in the event that an amalgamation, arrangement, consolidation or other transaction is proposed to be carried out as a consequence of which the interest of some or all of the holders of Common Shares may be terminated, whether pursuant to a statutory right of acquisition or otherwise, without the consent of such holders and without the substitution therefor of an interest of equivalent value in a security of the Company, a successor to the Company or an affiliate (as defined in the Securities Act (British Columbia) in force on the Effective
         Date) of the Company that carries the right to participate in earnings to an unlimited degree or that by its terms is convertible into or exchangeable for or carries the right to purchase such a security, the Company may terminate the Option granted under such Option Agreement at the time of and subject to the completion of such amalgamation, arrangement, consolidation or other transaction by giving at least 10 days prior written notice of such termination to the Optionee and paying to the Optionee at the time of completion of such amalgamation, arrangement, consolidation or other transaction an amount equal to the fair value of such Option as determined by a recognized investment dealer in Canada (for such purpose the Optionee will be deemed to be entitled to exercise their rights as to the purchase of all of the Common Shares then covered by such Option notwithstanding any restrictions which may be specified in the Option Agreement for the exercise of the Option pursuant to the provisions of paragraph (g) above) and, absent manifest error, the determination of such investment dealer will be conclusive and binding on the Optionee and the Company.

    (j) Representations and Covenants of Optionees. Each Option Agreement will contain representations and covenants of the Optionee that:

           (i) the Optionee is or was a director, officer or employee of the Company or of a subsidiary of the Company or an individual employed by a person providing management services to the Company or a person otherwise approved as an "Eligible Person" under this Plan by the Compensation Committee;

           (ii) the Optionee has not been induced to enter into such Option Agreement by the expectation of employment or continued employment with the Company or any person who provides management services to the Company;


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           (iii)  the Optionee is aware that the grant of the Option and the issuance by the Company of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution of the Options or the Common Shares to be distributed thereunder under any applicable securities laws;

           (iv) upon each exercise of an Option, the Optionee, or the Legal Representative of the Optionee, as the case may be, will, if requested by the Company, represent and agree in writing that the person is, or the Optionee was, a director, officer or employee of the Company or of a subsidiary of the Company or an individual employed by a person which is providing management services to the Company or a person otherwise approved as an "Eligible Person" under this Plan by the Compensation Committee and has not been induced to purchase the Common Shares by expectation of employment or continued employment with the Company or any person who provides management services to the Company, and that such person is not aware of any commission or other remuneration having been paid or given to others in respect of the trade in the Common Shares; and

           (v) if the Optionee or the Legal Representative of the Optionee exercises the Option, the Optionee or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased pursuant to the exercise of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States.

    (k) Provisions Relating to Share Issuances. Each Option Agreement will contain such provisions as in the opinion of the Compensation Committee are required to ensure that no Common Shares are issued on the exercise of an Option unless the Compensation Committee is satisfied that the issuance of such Common Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including the Stock Exchanges. In particular, if required by any regulatory authority to which the Company is subject, including the Stock Exchanges, an Option Agreement may provide that shareholder approval to the grant of an


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         Option must be obtained prior to the exercise of the Option or to the amendment of the Option Agreement.

    (l) Restrictions on Transfer. If the Company is not a reporting issuer (as defined under the Securities Act (British Columbia), all Common Shares issued pursuant to any Options granted under this Plan shall not be transferred unless such transfer is approved, in the absolute discretion, by the board of directors and such approval may be granted on such terms and conditions as the directors may deem fit.


                                    ARTICLE 9
                  SUSPENSION, AMENDMENT OR TERMINATION OF PLAN

This Plan will terminate on the 10th anniversary of the Effective Date or on such earlier date as the Compensation Committee may determine (without prejudice to Options granted prior to the termination of this Plan). The Compensation Committee will have the right at any time to suspend, amend or terminate this Plan in any manner including, without limitation, to reflect any requirements of any regulatory authorities to which the Company is subject, including the Stock Exchanges, and on behalf of the Company agree to any amendment to any Option Agreement provided that the Compensation Committee in its discretion deems such amendment consistent with the terms of this Plan and all procedures and necessary approvals required under the applicable rules and regulations of all regulatory authorities to which the Company is subject are complied with and obtained, but the Compensation Committee will not have the right to:

    (a) affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Optionee under any Option previously granted under this Plan except for the purpose of complying with applicable securities laws or the bylaws, rules and regulations of any regulatory authority to which the Company is subject, including the Stock Exchanges;

    (b) decrease the number of Common Shares which may be purchased pursuant to any Option (except as an adjustment as provided for in Article 10);

    (c) increase the Exercise Price at which Common Shares may be purchased pursuant to any Option (except as an adjustment as provided for in Article 10);

    (d) extend the term of any Option beyond a period of ten years or the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject;

    (e)  grant any Option if this Plan is suspended or has been terminated; or

    (f) change or adjust any outstanding Incentive Stock Option without the consent of


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         the Optionee if such change or adjustment would constitute a
         "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

The full powers of the Compensation Committee as provided for in this Plan will survive the termination of this Plan until all Options have been exercised in full or have otherwise expired.


                                   ARTICLE 10
                                   ADJUSTMENTS

If, but only if, an event described in Schedule "A" attached to this Plan occurs, each Option Agreement under which Options are outstanding at such time will be amended upon the occurrence of such event so that the rights of the Optionee under such Option Agreement, including the number and type of securities that may be purchased on the exercise of the Option granted under such Option Agreement and the Exercise Price at which such securities may be purchased thereunder, will be adjusted in accordance with the provisions set forth in Schedule "A" attached to this Plan from and after, but not before, the occurrence of such event. Successive adjustments will be made in the case of the occurrence of more than one such event as provided for therein, but, in the case of each such event, only from and after the occurrence of such event. Until the occurrence of such event, the rights of the Optionee under each Option Agreement under which Options are outstanding, including the number of Common Shares that may be purchased on the exercise of the Option granted under such Option Agreement and the Exercise Price at which such Common Shares may be purchased thereunder, will remain unamended as set out in such Option Agreement.


                                   ARTICLE 11
                       INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the U.S. Internal Revenue Code, Incentive Stock Options shall be subject to the following additional terms and conditions and if there is any conflict between the terms of this Article and other provisions under the Plan, the provisions under this Article shall prevail:

    (a) Dollar Limitation. To the extent the aggregate fair market value (determined as of the grant date) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds U.S. $100,000, such portion in excess of U.S. $100,000 shall be treated as a Nonqualified Stock Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

    (b) 10% Shareholders. If an Optionee owns 10% or more of the total voting power


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         of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the fair market value of the Common Shares on the grant date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the U.S. Internal Revenue Code.

    (c) Eligible Employees. Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this paragraph (c), "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the U.S. Internal Revenue Code.

    (d)  Term. The term of an Incentive Stock Option shall not exceed 10 years.

    (e) Exercisability. To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract. For purposes of this paragraph (e), "total disability" shall mean a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Compensation Committee.

    (f) Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the U.S. Internal Revenue Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the date of grant of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to U.S. alternative minimum tax at the time of exercise of an Incentive Stock Option. The Compensation Committee may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

    (g) Assignability. No Incentive Stock Option granted under the Plan may be assigned or transferred by the Optionee other than by will or by the laws of descent and distribution, and during the Optionee's lifetime, such Incentive


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         Stock Option may be exercised only by the Optionee.


                                   ARTICLE 12
                                 APPLICABLE LAW

The laws of the Province of British Columbia shall apply to the Plan and any Option Agreements granted hereunder and will be interpreted and construed in accordance with the laws of the Province of British Columbia.


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          SCHEDULE "A" TO THE STOCK OPTION PLAN OF 3396631 CANADA INC.
         (TO CHANGE ITS NAME TO "RITCHIE BROS. AUCTIONEERS INCORPORATED)

         Unless otherwise defined in this Schedule "A", the terms and expressions used herein have the same meaning as the corresponding terms and expressions used in the Plan.

1.       ADJUSTMENT

    (1) If and whenever at any time prior to the expiry or termination of any Option the Company:

    (a) issues any Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution (other than the issue of Common Shares to holders of Common Shares as dividends by way of stock dividend in lieu of a cash Dividend Paid in the Ordinary Course or pursuant to any dividend reinvestment plan in force from time to time);

    (b) subdivides or redivides the outstanding Common Shares into a greater number of Common Shares; or

    (c) combines, reduces or consolidates the outstanding Common Shares into a lesser number of Common Shares;

then, in each such event, the Exercise Price of such Option will, on the effective date of or record date for such event, be adjusted to a price which is equal to the product of:

    (d) the Exercise Price of such Option in effect immediately prior to such event; and

    (e)  the fraction of which:

           (i) the numerator is equal to the total number of Common Shares that are outstanding on such date before giving effect to such event; and

           (ii) the denominator is equal to the total number of Common Shares that are outstanding on such date after giving effect to such event.

           Any such issue of Common Shares by way of a stock dividend or other distribution will be deemed to have been made on the record date for such stock dividend or other distribution for the purpose of calculating the number of outstanding Common Shares under paragraphs 1(2) and (3).

    (2) If and whenever at any time prior to the expiry or termination of any Option the Company fixes a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the date of issue thereof, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for

Common Shares) at a price per share (or having a conversion or exercise price per share) of less than 95% of the Current Market Price of the Common Shares on the earlier of such record date and the date on which the Company announces its intention to make such issuance, then, in each such event, the Exercise Price of such Option will be adjusted immediately after such record date to a price which is equal to the product of:

    (a)  the Exercise Price of such Option in effect on such record date; and

    (b)  the fraction of which:

           (i)    the numerator is equal to the aggregate of:

                  (A) the total number of Common Shares that are outstanding on such record date; and

                  (B) the number determined by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price of the Common Shares on the earlier of such record date and the date on which the Company announces its intention to make such issuance; and

           (ii)   the denominator is equal to the aggregate of:

                  (A) the total number of Common Shares that are outstanding on such record date; and

                  (B) the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable).

           Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 1(3) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

    (3) If and whenever at any time prior to the expiry or termination of any Option the

Company fixes a record date for the making of a distribution to all or substantially all of the holders of Common shares of:

    (a) shares of any class other than Common Shares whether of the Company or any other corporation (other than shares distributed to holders of Common Shares as Dividends Paid in the Ordinary Course as stock dividends);

    (b) rights, options or warrants (other than rights, options or warrants exercisable by the holders thereof not more than 45 days after the date of issue thereof);

    (c)  evidences of indebtedness; and

    (d) cash, securities or other property or assets (other than cash Dividends Paid in the Ordinary Course);

then, in each case, the Exercise Price of such Option will be adjusted immediately after such record date to a price which is equal to the product of:

    (e)  the Exercise Price of such Option in effect on such record date; and

    (f)  the fraction of which:

           (i)    the numerator is equal to the amount by which:

                  (A) the product of (x) the total number of Common Shares that are outstanding on such record date and (y) the Current Market Price of the Common Shares on the earlier of such record date and the date on which the Company announces its intention to make such distribution;

                  exceeds

                  (B) the aggregate fair market value (as determined by the Board of Directors at the time such distribution is authorized) of such shares rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed; and

           (ii) the denominator is equal to the product determined under clause (A) above.

           Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in paragraph 1(2) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made, the Exercise Price of such Option will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price of such Option which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed.

    (4) In the event that any adjustment of the Exercise Price of any Option is made pursuant to paragraphs 1(1) or (2), including any readjustment, the number of Common Shares that may be purchased upon the exercise of such Option will, be purchased upon the exercise of such Option will, contemporaneously with such adjustment of such Exercise Price, be adjusted to a number which is equal to the product of:

    (a) the total number of Common Shares so purchaseable immediately before such adjustment of such Exercise Price; and

    (b) the fraction which is the reciprocal of the fraction used in such adjustment of such Exercise Price.

    (5) If and whenever at any time prior to the expiry or termination of any Option there is:

    (a) any reclassification of the Common Shares at any time outstanding, any change of the Common Shares into other shares or any other capital reorganization of the Company other than as described in paragraph 1(1), (2) and (3);

    (b) any consolidation, amalgamation, merger or other form of business combination of the Company with or into any other corporation resulting in a reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other capital reorganization of the Company; or

    (c) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity;

then the Optionee who thereafter exercises such Option will be entitled to receive, and will accept, for the Exercise Price of such Option then in effect, in lieu of the number of Common Shares to which he would otherwise have been entitled , the kind and number or amount of shares or other securities or property (including cash) that he would have been entitled to receive as a result of such event if, on the effective date thereof, he had been the registered holder of the number of Common Shares which he would have received had he so exercised such Option immediately before such effective date. If necessary as a result of any such event, appropriate adjustments will be made in application of the provisions set forth in this Schedule "A" with respect to the rights and interests of Optionees so that the provisions set forth in this Schedule A will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable on the exercise of any Option. Any such adjustment will be made by and set forth in amendment hereto approved by the Compensation Committee and will for all purposes be conclusively deemed to be an appropriate adjustment.

    (6) As a condition precedent to taking any action that would require an adjustment pursuant to this paragraph 1, the Company will take all action which may, in the opinion of counsel to the Company, be necessary in order that the Company, or any successor to the Company or successor to the undertaking and assets of the Company, will be obligated to and may validly and legally issue as fully paid and non-assessable all the Common Shares or other shares or securities or property to which Optionees would be entitled to receive thereafter on the exercise thereof in accordance with the provisions hereof.

    (7) The Company will give notice to each Optionee under each outstanding Option of its intention to make a distribution referred to in paragraph 1(3) which results in the fraction calculated pursuant to clause (f) thereof being a negative number at least 10 days prior to the record date for the making of such distribution.

2.       ADJUSTMENT RULES

    (1) The following rules and procedures will be applicable to adjustments made pursuant to paragraph 1, including any readjustments:

    (a) the adjustments provided for in paragraph 1 are cumulative, will, in the case of any adjustment to the Exercise Price of any Option, be computed to the nearest one-tenth of one cent and, subject to clause
         (b) below, will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events that require such an adjustment;

    (b) no such adjustment in the Exercise Price of any Option will be made unless the price adjustment would result in an increase or decrease of at least 1% in such Exercise Price, provided that any such adjustment which, except for the provisions of this clause (b), would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

    (c) for the purposes of paragraphs 1(1), (2) and (3) there will be deemed not to be outstanding:

           (i) any Common Share owned by or held for the account of the Company;

           (ii) any Common Share owned or held for the account of any subsidiary of the Company that is a wholly owned subsidiary; and

           (iii) that percentage of the Common Shares owned by or held for the account of any subsidiary of the Company that is not a wholly-owned subsidiary, that is equal to the direct and indirect percentage interest of the Company in the outstanding shares of such subsidiary that carry a residual right to participate to an unlimited degree in its earnings and in its assets on liquidation or winding-up;

    (d) no such adjustment will be made in respect of an event described in clause (a) of paragraph 1(1) or paragraph 1(2) or (3) if, subject to the prior written consent of the Exchanges, the Optionees are entitled to participate in such event, or are entitled to participate within 45 days in a comparable event, on the same terms, mutatis mutandis, as if they had exercised their Options immediately before the record date for or effective date of such event;

    (e) in the absence of a resolution of the Board of Directors fixing a record date at which holders of Common Shares are determined for purposes of any event referred to in paragraph 1, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected or such other date as may be required by law; and

    (f) no fractional Common Share shall be issued upon the exercise of any Option and accordingly if as a result of any such adjustment an Optionee becomes entitled to purchase a fractional Common Share such Optionee shall have the right to purchase only the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional Common Share so disregarded.

    (2) In any case in which paragraph 1 requires an adjustment to take effect on or immediately after the record date for an event referred to therein, the Company may postpone, until the occurrence and consummation of such event, issuing to any Optionee who holds an option exercised after such record date and before the occurrence and consummation of such event the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to such Optionee an appropriate instrument evidencing such Optionee's right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the date of exercise of such Option or such later date as such Optionee would, but for the provisions of this paragraph 2(2), have become the holder of record of such additional Common Shares or of such other securities or property.

    (3) If and whenever at any time prior to the expiry or termination of any Option the Company takes any action affecting or relating to the Common Shares, other than any action described in paragraph 1, which in the opinion of the Compensation Committee would prejudicially affect the rights of any Optionee, the number of Common Shares that may be purchased by such Optionee upon the exercise of his Option and the Exercise Price of such Option will be adjusted by the Compensation Committee, subject to the prior written consent of the Exchanges, in such manner, if any, and at such time, as the Compensation Committee may in its sole discretion determine to be equitable in the circumstances to such Optionee. Failure of the Compensation Committee to take any action so as to provide for any such adjustment on or before the effective date of any such action by the Company affecting or relating to the Common Shares will be conclusive evidence that the Compensation Committee has determined that it is equitable to make no such adjustment in the circumstances.

3.       DEFINITIONS

         In this Schedule "A", unless there is something in the subject matter or context inconsistent therewith:

    (a) "Current Market Price", on any date, means the average, during the period of 20 consecutive trading days ending on the fifth trading day before such date, of the average closing price per share at which the Common Shares have traded on the New York Stock Exchange (or, if the Common Shares are not listed on the New York Stock Exchange, then on such stock exchange on which the Common Shares are listed as may be selected for that purpose by the Compensation Committee or, if the Common Shares are not listed on any stock exchange, then in the over-the-counter market) as reported by the New York Stock Exchange (or such other stock exchange or as quoted by the most commonly quoted or carried source of quotations for Common Shares traded in the over-the-counter market), provided that if, on any such trading day, there are no such reported or quoted high and low prices, the average of the closing bid and asked prices per share for board lots of the Common Shares reported by the New York Stock Exchange (or such other stock exchange or as quoted by the most commonly quoted or carried source of quotations for shares traded in the over-the-counter market) for such trading day will be utilized in computing such average, and provided further that if the Common Shares are not listed on any stock exchange or traded in any over-the-counter market, then the Current Market Price of the Common Shares will be determined by the Compensation Committee.

    (b) "Dividend Paid in the Ordinary Course" means any dividend paid by the Company on the Common Shares in any fiscal year of the Company (whether in cash, securities, property or other assets), provided that the amount of such dividend paid in cash and the value of such dividend paid otherwise than in cash (any securities, property or other assets so distributed as a dividend to be valued at an amount equal to the fair market value thereof as determined by the Board of Directors at the times such dividend is declared), plus the aggregate amount or value (as so determined) of all other dividends previously paid by the Company on the Common Shares (or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) in such fiscal year, does not exceed the greatest of:

           (i) the amount or value (as so determined) which results in the amount or value (as so determined) of dividends per Common Share paid by the

                  Company on the Common Shares (or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) during such fiscal year not exceeding 200% of the amount or value (as so determined) per Common Share of all dividends paid by the Company on the Common Shares (or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) during the fiscal year of the Company ended immediately prior to the commencement of such fiscal year;

           (ii) the amount or value (as so determined) which results in the amount or value (as so determined) of dividends per Common Share of all dividends paid by the Company on the Common Shares or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) during such fiscal year not exceeding 100% of the amount or value (as so determined) per Common Share of all dividends paid by the Company on the Common Shares (or on any other shares in the capital of the Company ranking with respect to the payment of dividends on a parity with the Common Shares) during the three successive fiscal years of the Company ended immediately prior to the commencement of such fiscal year; and

           (iii) 150% of the consolidated net income of the Company before extraordinary items for (but after dividends payable on all shares in the capital of the Company ranking with respect to the payment of dividends prior to the Common Shares in respect
                  of) the fiscal year of the Company ended immediately prior to the commencement of such fiscal year (such consolidated net income, extraordinary items and dividends to be as shown in the audited consolidated financial statements of the Company for such fiscal year or, if there are no audited consolidated financial statements for such fiscal year, computed in accordance with generally accepted accounting principles);

         provided that if any fiscal year which is relevant for purposes of the foregoing provisions of this definition is less than 365 days any amount or value determined in respect of such fiscal year pursuant to such provisions will be adjusted by multiplying such amount or value by the number obtained by dividing 365 by the number of days in such fiscal year;

    (c) "trading day", with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities on such stock exchange or in such over-the-counter market.